                                                                  EXHIBIT 10.14







                                2WAY MEDIA, INC.

                          SECURITIES PURCHASE AGREEMENT

                                February 27, 1998

                                TABLE OF CONTENTS



1.      Authorization and Sale of Series C Stock............................................1
        1.1    Authorization................................................................1
        1.2    Sale of Series D Shares......................................................1

2.      Closing; Delivery...................................................................1
        2.1    Closing......................................................................1
        2.2    Representations and Warranties at Additional Closing.........................2
        2.3    Delivery.....................................................................2

3.      Representations and Warranties of the Company.......................................2
        3.1    Organization and Standing; Certificate and Bylaws............................3
        3.2    Corporate Power..............................................................3
        3.3    Capitalization...............................................................3
        3.4    Subsidiaries.................................................................4
        3.5    Authorization................................................................4
        3.6    Outstanding Indebtedness.....................................................5
        3.7    Financial Statements.........................................................5
        3.8    Certain Actions..............................................................5
        3.9    Changes......................................................................6
        3.10   Title to Properties and Assets...............................................7
        3.11   Patents, Trademarks..........................................................7
        3.12   Compliance with Other Instruments, None Burdensome...........................8
        3.13   Litigation...................................................................8
        3.14   Compliance with Laws.........................................................8
        3.15   Tax Returns..................................................................8
        3.16   Employees....................................................................9
        3.17   Insurance....................................................................9
        3.18   Registration Rights..........................................................9
        3.19   Governmental Consents........................................................9
        3.20   Securities Law Exemption.....................................................9
        3.21   Conflict of Interest........................................................10
        3.22   Brokers or Finders; Other Offers............................................10
        3.23   Permits and Licenses........................................................10
        3.24   Real Property Holding Company...............................................10
        3.25   Employee Benefit Plans......................................................10
        3.26   Minutes.....................................................................11
        3.27   Accounting..................................................................11
        3.28   Disclosure..................................................................11
        3.29   Undisclosed Liabilities.....................................................11
        3.30   Knowledge of the Investors..................................................11
        3.31   Year 2000...................................................................11
        3.32   Material Agreements.........................................................11

4.      Representations and Warranties of the Investors....................................12

                                TABLE OF CONTENTS
                                   (continued)



        4.1    Authorization...............................................................12
        4.2    Experience..................................................................12
        4.3    Investment..................................................................12
        4.4    Rule 144....................................................................12
        4.5    Rule 144A...................................................................12
        4.6    No Public Market............................................................12
        4.7    Access to Data..............................................................13
        4.8    Brokers or Finders..........................................................13

5.      Conditions To Closing Of Investors.................................................13
        5.1    Conditions to Investors' Obligations at a Closing...........................13

6.      Conditions to Company's Obligations................................................15
        6.1    Conditions to Company's Obligations at a Closing............................15

7.      Other Agreements and Covenants.....................................................16
        7.1    Use of Proceeds.............................................................16
        7.2    Financial Information.......................................................16
        7.3    Additional Information......................................................17
        7.4    Assignment of Rights to Financial Information...............................18
        7.5    Corporate Existence, Licenses and Permits; Maintenance of Properties........18
        7.6    Taxes.......................................................................18
        7.7    Insurance...................................................................18
        7.8    Books and Accounts..........................................................19
        7.9    Stock Vesting and Related Covenants.........................................19
        7.10   Termination of Covenants....................................................19
        7.11   Compensation................................................................19

8.      Indemnification....................................................................19
        8.1    Company Indemnification.....................................................19
        8.2    Procedure...................................................................20
        8.3    Indemnification Non-Exclusive...............................................21

9.      Miscellaneous......................................................................21
        9.1    Governing Law...............................................................21
        9.2    Survival....................................................................21
        9.3    Finder's Fee................................................................21
        9.4    Successors and Assigns......................................................21
        9.5    Entire Agreement............................................................21
        9.6    Severability................................................................21
        9.7    Amendment and Waiver........................................................22
        9.8    Delays or Omissions.........................................................22
        9.9    Notices.....................................................................22
        9.10   Expenses....................................................................22
        9.11   Titles and Subtitles........................................................23

                                TABLE OF CONTENTS
                                   (continued)



        9.12   Counterparts................................................................23
        9.13   Press Releases..............................................................23


EXHIBIT A      Schedule of Investors

EXHIBIT B      Second Amended and Restated Certificate of Incorporation of 2Way
               Media, Inc

EXHIBIT C      Schedule of Exceptions

EXHIBIT D      Second Amended and Restated Investors Rights Agreement

EXHIBIT E      Opinion of Gray Cary Ware & Freidenrich LLP

EXHIBIT F      Indemnification Agreement

EXHIBIT G      Second Amended and Restated Co-Sale Agreement

EXHIBIT H      Proprietary Information and Nonsolicitation Agreement

EXHIBIT I      NBC Strategic Alliance Agreement

EXHIBIT J      NBC Strategic Alliance Agreement

                                2WAY MEDIA, INC.

                          SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement is made as of February 27, 1998, by and among 2Way Media, Inc., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Investors attached as Exhibit A (the "Investors").

        1. Authorization and Sale of Series D Stock.

           1.1 Authorization. The Company has authorized the issuance and sale pursuant to this Agreement of up to an aggregate of 17,614,379 shares of its Series D Stock (the "Series D Shares") and warrants to purchase an aggregate of up to 2,242,187 Series D Shares (to be adjusted for any additional closing). The Series D Shares shall have the rights, restrictions, privileges and preferences set forth in the Company's Second Amended and Restated Certificate of Incorporation attached as Exhibit B (the "Restated Certificate"). The total number of shares of Common Stock or other securities issuable upon conversion of the Series D Shares (including Series D Shares issuable upon exercise of the warrants purchased hereunder) is referred to as the "Conversion Stock."

           1.2 Sale of Series D Shares and the Warrants. Subject to the terms and conditions hereof, at the Closing the Company will issue and sell to the Investors, and each Investor will purchase from the Company, severally and not jointly, the total number of Series D Shares and the warrants for shares of Series D Stock (as adjusted for any additional closing) (the "Warrants") specified opposite such Investor's name on the Schedule of Investors for the purchase price of $1.53 per Series D Share, free and clear of claims, nominee or trust arrangements, pledges, security interests, liens, rights of first refusal or similar rights, options, contractual commitments, restrictions, charges and encumbrances of any nature whatsoever; provided, however, that the consideration for the Series D Shares and the Warrant issued and sold to NBC Multimedia, Inc. ("NBC") shall be the execution and delivery of the Strategic Alliance Agreements by and between NBC and the Company (the "NBC Agreements"), provided, further, that the consideration for the Warrant issued and sold to General Electric Capital Corporation ("GE Capital") shall be the execution and delivery of this Agreement and the Investors Rights Agreement.

         2. Closing; Delivery.

            2.1 Closing. The closing of the sale and purchase of the Series D Shares under this Agreement (the "Closing") shall be held at 10:00 a.m. on February 27, 1998 (the "Closing Date"), at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, CA 94301 or at such other time and place as the Company and the Investors may agree in writing. If the full amount of Series D Stock authorized for sale (less the shares of Series D Stock reserved for issuance upon exercise of the Warrants) in Section 1.1 above is not sold at the Closing, the Company shall have the right any time prior to May 31, 1998 at an additional closing (the "Additional Closing"), to sell (with the approval of the Board of Directors) the remaining shares of Series D Stock to one or more additional investors at the price and on the terms set forth herein, and such investors shall be added to Exhibit A and be considered "Investors" for purposes of this Agreement. If the Closing is not completed by March 31, 1998, this Agreement is no longer binding on the Company or the Investors. Each additional purchaser of Series D Stock after the date hereof shall, concurrent with such purchase, execute and deliver to the Company a counterpart of the Investors Rights Agreement and the Second Amended and Restated Co-Sale Agreement of even date herewith by and among the Company and certain stockholders of the Company. If the Company issued any Series D Stock to any additional investor at an Additional Closing, then at such Additional Closing, the Company shall issue a warrant (the "Additional NBC Warrant") to NBC to purchase such number of shares of Series D Stock, on an as-converted basis, equal to five percent (5%) of (a) the total of (x) the issued and outstanding shares of Common Stock, (y) the shares of Common Stock issuable upon conversion of all issued and outstanding Series A, Series B, Series C and Series D Stock, after giving effect to the issuance of Series D Stock at such Additional Closing, and (z) all shares of Common Stock issuable upon exercise of all outstanding options and warrants and other securities convertible into or exchangeable for Common Stock, less (b) the shares of Common Stock issuable upon conversion of the Series D Stock as issuable upon exercise of the Warrant issued to NBC on the Closing Date pursuant to this Agreement. The Additional NBC Warrant shall be issued on the same terms and conditions as the Warrant issued to NBC pursuant to this Agreement on the Closing Date, with the exception of the number of shares of Series D Stock issuable upon exercise of such warrant. Furthermore, the Additional NBC Warrant, for purposes of this Agreement when and if issued, shall constitute a "Warrant" as defined in this Agreement.

            2.2 Representations and Warranties at Additional Closing. Concurrent with the issuance of the Additional NBC Warrant, the Company shall execute and deliver to NBC and the additional investors purchasing Series D Stock at the Additional Closing a certificate of the President of the Company, dated as of the date of the Additional Closing, certifying that the representations and warranties of the Company contained in Section 3 of this Agreement are true and correct in all material respects as of the date of the Additional Closing with the same force and effect as if made on the date of the Additional Closing, with only such exceptions thereto as NBC and such additional investors purchasing Series D Stock at the Additional Closing shall approve in writing, which certificate shall also include a summary of the calculation of the number of shares of Series D Stock issuable upon exercise of any Additional NBC Warrant issued in connection with any Additional Closing.

            2.3 Delivery. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Investor certificates representing the Series D Shares purchased by the Investor, all of which shall be dated the date of the Closing, against payment of the purchase price therefor by wire transfer or a check made payable to the order of the Company or cancellation of indebtedness (or any combination of the foregoing), together with the Warrant purchased hereby (as applicable), dated the date of the Closing. With respect to the outstanding bridge loans that will be converted into Series D Stock pursuant to this Agreement, the principal of all such bridge loans as of the Closing Date, will be so converted and the accrued interest through February 20, 1998 will be payable in stock with the balance of any accrued interest subsequent to February 20, 1998, if any, payable in cash.

         3. Representations and Warranties of the Company. Except as otherwise set forth on the Schedule of Exceptions attached as Exhibit C hereto setting forth the exceptions which correspond to the numbered sections contained in this
Section 3, the Company represents and warrants to the Investors on the date hereof and the Closing Date as follows:

            3.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in the State of California. The Company is not so qualified in any other jurisdiction and the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted or as proposed to be conducted. The Company has furnished the Investors with copies of its Certificate of Incorporation and Bylaws as currently in effect. Said copies are true, correct and complete and contain all amendments through the Closing Date.

            3.2 Corporate Power. The Company has now, and will have at the Closing Date, all requisite legal and corporate power and authority to execute and deliver this Agreement, the Second Amended and Restated Investors Rights Agreement in the form attached as Exhibit D hereto (the "Investors Rights Agreement") and the ancillary agreements in the forms attached as exhibits hereto (the "Company Ancillary Agreements") to sell and issue the Series D Shares and the Warrants hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this Agreement, the Investors Rights Agreement and the Company Ancillary Agreements.

            3.3 Capitalization.

                (a) The entire duly authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, $0.001 par value, and 32,902,029 shares of Preferred Stock, $0.001 par value, of which 1,900,800 shares have been designated Series A Stock, 3,064,102 shares have been designated Series B Stock, 7,900,117 shares have been designated Series C Stock and 20,037,010 shares have been designated Series D Stock.

                (b) Immediately prior to the Closing, 4,663,358 shares of Common Stock, 1,900,800 shares of Series A Stock, 3,064,102 shares of Series B Stock, 7,900,117 shares of Series C Stock and no shares of Series D Stock will be issued and outstanding.

                (c) Except for (i) the conversion privileges of the Series A, Series B, Series C and Series D Stock (ii) 1,868,562 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Stock Option Plan, as amended (the "Incentive Plan"), of which 1,066,500 shares are subject to outstanding options and 802,062 shares are available for future grant, (iii) options to purchase 47,000 shares of Common Stock of the Company issued separately from the Incentive Plan, (iv) Warrants to purchase 2,719,062 shares of Common Stock issued pursuant to an Agreement with Allen & Company, Incorporated, (v) an obligation in connection with a bridge financing to issue 1,046,307 shares of Series D Stock pursuant to a Note Purchase Agreement dated May 23, 1997 by and between the Company and Digital

Ventures Limited, (vi) an obligation in connection with a bridge financing to issue 936,183 shares of Series D Stock pursuant to a Note Purchase Agreement dated November 13, 1997 by and among the Company and various note purchasers thereto, (vii) an obligation in connection with a bridge financing to pay $102,038.36 to Island Trading Co., Inc. in lieu of Series D Stock pursuant to a Note Purchase Agreement dated November 20, 1997, (viii) an obligation in connection with a bridge financing to issue 363,795 shares of Series D Stock at $1.377 per share pursuant to two notes dated February 6, 1998 by and between the Company and Digital Ventures Limited and the Phoenix Partners IV Limited Partnership, respectively, (ix) an obligation in connection with the Series D Financing to issue warrants to purchase 1,942,187 shares of Series D Stock (as adjusted for any Additional Closing) to NBC and warrants to purchase 300,000 shares of Series D Stock to GE Capital, respectively and (x) the rights provided in the Investors Rights Agreement, there are no other outstanding shares of capital stock, options, warrants or rights or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. The rights, privileges and preferences of the Series A, Series B, Series C and Series D Stock will be as set forth in the Restated Certificate.

                (d) Except as set forth in the Investors Rights Agreement, there are no agreements or instruments between the Company and/or any other persons in effect regarding the voting of securities of the Company or the giving of written shareholder consents with respect to election of directors or other matters requiring shareholder approval.

                (e) Section 3.3(e) of the Schedule of Exceptions contains a true, complete and correct list of the holders of, and the amount of securities held by each such holder, the outstanding Series A, Series B, Series C and Series D Stock, Common Stock, options and warrants of the Company.

                (f) All shares of the Company's capital stock have been duly authorized, were validly issued and are fully paid and non-assessable, and have been issued in compliance with applicable federal and state securities laws.

                (g) The Conversion Stock has been properly reserved for issuance. The issuance of the Conversion Stock upon the conversion of the Series D Shares is not subject to any preemptive rights, rights of first refusal or similar rights that have not been waived.

            3.4 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity or voting interest in any corporation, association or business entity.

            3.5 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the Investors Rights Agreement and Company Ancillary Agreements (as defined herein), the authorization, issuance, sale and delivery of the Series D Shares, and the Conversion Stock, and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This

Agreement, the Investors Rights Agreement and the Company Ancillary Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series D Shares and the Conversion Stock, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws, and will have the rights, preferences and privileges described in the Restated Certificate; and the Series D Shares, and the Conversion Stock will be free of any liens or encumbrances; provided, however, that the Series D Shares and the Conversion Stock may be subject to restrictions on transfer under applicable securities laws as set forth herein. The Warrants, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, will be issued in compliance with applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the Warrants may be subject to restrictions on transfer under applicable securities laws as set forth herein. The issuance of the Series D Shares and the Warrants pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or similar rights that have not been waived.

            3.6 Outstanding Indebtedness. The Company has no indebtedness for borrowed money which the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has become directly or indirectly liable. The Company has no liability or obligation, absolute or contingent, other than liabilities or obligations of less than $25,000 each and in the aggregate less than $100,000, under purchase orders, sales contracts, real property leases, equipment leases or similar obligations, all incurred in the ordinary course of business.

            3.7 Financial Statements. The Company has delivered to each Purchaser its unaudited balance sheets and statements of shareholder's equity at December 31, 1996 and at December 31, 1997, its unaudited statements of operations and cash flows for the years ended December 31, 1996 and December 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are set forth as Attachment 3.7 to the Schedule of Exceptions. The Financial Statements are complete and correct in all material respects, have been prepared from, and are consistent with, the books and records of the Company, fairly present the financial condition of the Company on such dates and the results of operations for the periods designated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein (subject, in the case of unaudited financial statements, to normal non-material year-end audit adjustments and the omission of footnotes). Since December 31, 1997, there has been no material adverse change in the business, financial condition or results of operations of the Company.

            3.8 Certain Actions.

                (a) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any advances to any person other than ordinary course advances for travel expenses, (iii) sold, exchanged or otherwise disposed of any of its assets or rights other than in the ordinary course of business or
(iv) redeemed or obligated itself to redeem any of its capital stock.

                (b) The Company is not a party to and is not bound by any contract, agreement, or instrument, or subject to any restrictions under its Certificate of Incorporation or Bylaws, which materially and adversely affects its business as now conducted and as now proposed to be conducted.

            3.9 Changes.

                (a) Since December 31, 1997, there has not been:

                    (i) any waiver by the Company of a valuable right or of a material debt owed to it;

                    (ii) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is now proposed to be conducted);

                    (iii) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                    (iv) any change in any compensation arrangement or agreement with any executive officer or any material change in any compensation arrangement or agreement with any other employee of the Company;

                    (v) any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to the Company;

                    (vi) any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (vii) any declaration or payment of any dividend or other distribution of assets of the Company or the adoption or consideration of any plan or arrangement with respect thereto;

                    (viii) any resignation or termination of employment of any key employee, executive officer or director of the Company (other than terminations of temporary employment during university leaves of absence), or to the Company's knowledge any plans with respect thereto;

                    (ix) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results prospects or business of the Company (as such business is currently conducted and as it is proposed to be conducted); or

                    (x) any material change in the Company's accounting or internal control procedures and practices.

                (b) Since December 31, 1997 the Company has not:

                    (i) mortgaged, pledged or made subject to, or agreed to mortgage, pledge or make subject to any lien, charge, security interest any of the assets or the business of the Company;

                    (ii) sold or otherwise disposed of or agreed to sell or otherwise dispose of any of the assets of the Company;

                    (iii) suffered any damage or loss affecting any of the assets of the Company;

                    (iv) incurred or became subject to or agreed to incur or become subject to any material obligation or liability or issued or agreed to issue any securities of the Company (other than the Series D Shares and the Warrants); or

                    (v) had any change in the relationship or course of dealing with any of its suppliers, distributors, consultants, customers or creditors.

            3.10 Title to Properties and Assets. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, loan, encumbrance or charge, except (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances (of which the Company has no knowledge) which do not in any case materially detract from the value of the property subject thereto or materially impair the Company's operations, and which have not arisen otherwise than in the ordinary course of business. With respect to property it leases, the Company is in compliance with such leases in all material respects.

            3.11 Patents, Trademarks. The Company has sufficient title and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights necessary for the operation of its business as now conducted and, to the best of its knowledge, with no known infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind related to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements with respect to the patents, patent applications, licenses, trade marks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information, proprietary rights or processes of any other person or entity except as set forth with respect to Section 3.11 on the Schedule of Exceptions attached as Exhibit C hereto. The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company, after reasonable inquiry, is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the operation of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

            3.12 Compliance with Other Instruments, None Burdensome. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, order or, to the best knowledge of the Company, any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement, the Investors Rights Agreement and the Company Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, have not resulted and will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any lien, mortgage, pledge, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially or adversely affects the Company's business or any of its properties or assets. The Company is not a party to any contract, agreement or instrument or subject to any judgment, order, injunction, rule or regulation which, in the good faith judgment of the Company, materially and adversely affects its business, operations or financial condition.

            3.13 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or any of its properties or any of its officers, directors or employees in connection with their relationship with or actions taken on behalf of the Company before any court or governmental agency (nor, to the best of the Company's best knowledge, is there any reasonable basis therefor or threat thereof). The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company after reasonable inquiry) involving the prior employment of any of the Company's employees or former employees or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

            3.14 Compliance with Laws. The Company has complied in all material respects with all applicable laws, statutes, ordinances, codes, rules, regulations, judgments, orders, writs or decrees of any federal, state, local or foreign court or governmental or regulatory body or agency thereof.

            3.15 Tax Returns. The Company has filed or obtained appropriate extensions for all federal, state and other tax returns which are required to be filed and has paid all taxes which have become due and payable. The Company has adequately provided for all taxes which are not yet due and payable. The Company has properly withheld or collected from each payment made to its employees the amount of all taxes that it is required to withhold or collect therefrom. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date thereof. All tax returns which the Company was required to file prior to the date hereof or appropriate extensions thereto have been properly filed and are correct and complete in all material respects.

            3.16 Employees. To the Company's best knowledge after due inquiry, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. The Company does not have any employment contracts, deferred compensation agreements or bonus, incentive or profit sharing plans, either currently in effect or proposed, except the Company's Incentive Plan adopted by the Company's Board of Directors and stockholders covering the sale of up to 1,868,562 shares of Common Stock to employees, consultants and directors. The Company has no collective bargaining agreements with any of its employees, and there is no labor union organizing activity pending or threatened with respect to the Company. All employees of the Company have signed a Proprietary Information and Nonsolicitation Agreement in the form set forth as Exhibit E hereto. The Company has complied at all times with the U.S. laws, statutes, rules and regulations (including without limitation relating to occupational health and safety) applicable with respect to its employees. There are no obligations of the Company to any of its officers, directors, stockholders or employees, other than for payment of salary for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company, and for other standard employee benefits made generally available to all employees.

            3.17 Insurance. The Company has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            3.18 Registration Rights. Except as provided in the Investors Rights Agreement, the Company, as of the Closing Date, will not be under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

            3.19 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Investors Rights Agreement or the Company Ancillary Agreements, or the offer, sale or issuance of the Series D Shares and the Warrants (and the Conversion Stock), or the consummation of any other transaction contemplated hereby or thereby, except qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer and sale of the Series D Shares and the Warrants (and the Conversion Stock) under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

            3.20 Securities Law Exemption. Subject to the accuracy of the Investors' representations in Section 4 of this Agreement, the offer, sale and issuance of the Series D Shares, the Warrants and the issuance of the Conversion Stock constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act" or the "Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            3.21 Conflict of Interest. Except for agreements explicitly contemplated hereby (including the NBC Strategic Alliance Agreements attached hereto as Exhibits I and J (the "NBC Agreement")), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. The Company and, to the Company's knowledge after having made due inquiry, its officers, have no interest (other than as holders of less than 1% of any class of securities of a publicly-traded company), either directly or indirectly, in any entity, including without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which it is now engaged; (ii) is a supplier, customer, creditor, or has an existing contractual relationship with any of its managing employees; (iii) has any direct or indirect interest in any asset or property, real or personal, tangible, or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of its business.

            3.22 Brokers or Finders; Other Offers. Other than as set forth in the Company's Agreement with Allen & Company, Incorporated, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement and the consummation of the transactions contemplated hereby.

            3.23 Permits and Licenses. The Company has all licenses and permits necessary to the conduct of its business as currently being conducted (federal, state, foreign and local), the failure to obtain which would have a material adverse effect on the Company's business or properties, and such licenses and permits are in full force and effect.

            3.24 Real Property Holding Company. The Company is not and has not been at any time a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1986, as amended.

            3.25 Employee Benefit Plans. Neither the Company nor any entity required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code maintains, contributes to or has any liability with respect to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The transactions contemplated hereby will not involve any Prohibited Transaction (as defined in Section 4975 of the Code) or Section 406 of ERISA. To the extent that any Employee Benefit Plans are described in the Schedules hereto, such Employee Benefit Plans are in compliance in all material respects with all applicable sections of the Code and ERISA.

            3.26 Minutes. The minute books of the Company provided to special counsel for the Investors contain an accurate and complete summary of all meetings of directors and shareholders since the time of incorporation of the Company.

            3.27 Accounting. The Company maintains a system of accounting established and administered in accordance with generally accepted accounting principles and has in place reasonable internal controls which are adequate and appropriate for the Company.

            3.28 Disclosure. Neither this Agreement, the Investors Rights Agreement, any Company Ancillary Agreement, nor any information in the Exhibits hereto or otherwise furnished to the Investors pursuant to or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

            3.29 Undisclosed Liabilities. Except as expressly set forth in the Schedule of Exceptions and except to the extent reflected or reserved against in the December 31, 1997 balance sheet or for liabilities and obligations incurred in the ordinary course of business (which the aggregate will not exceed $100,000 on the Closing Date), all of which are properly reflected in the books and records of the Company, the Company does not have any liabilities or obligations of any nature.

            3.30 Knowledge of the Investors. The representations and warranties of the Company are made by the Company with the knowledge and expectation that the Investors are placing complete reliance thereon in entering into and performing their obligations under this Agreement and shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of the Investors. All representations and warranties of the Company which are qualified to the Company's best knowledge or words of similar import shall be deemed to mean that the Company has conducted a due inquiry with respect to the matter so qualified thereby, regardless of whether the phrase "after due inquiry" or words of similar import are so included therein.

            3.31 Year 2000. The computer systems and software owned or licensed by the Company are able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

            3.32 Material Agreements. There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iii) indemnification by with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

         4. Representations and Warranties of the Investors. Each Investor, as to itself only, hereby represents and warrants to the Company as follows:

            4.1 Authorization. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, relief of debtors, other laws relating to or affecting enforcement of creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

            4.2 Experience. Such Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

            4.3 Investment. Such Investor is acquiring the Series D Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Series D Shares, a Warrant (if applicable) and the Conversion Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein.

            4.4 Rule 144. The Investor acknowledges that the Series D Shares, a Warrant (if applicable) and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than at least one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

            4.5 Rule 144A. The Investor acknowledges that it is familiar with the provisions of Rule 144A promulgated under the Securities Act, which permits resales of securities acquired in a non-public offering to certain qualified institutional buyers, subject to the satisfaction of certain conditions. The Investor understands that the conditions under Rule 144A include, among other things, the right of the Purchaser and subsequent transferees of the Investor to obtain from the Company certain information about the Company, if the Company has not been required to file periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Investor's right to obtain such information shall be as set forth in Section 7.1 of this Agreement.

            4.6 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

            4.7 Access to Data. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction.

            4.8 Brokers or Finders. The Investor has not engaged any brokers, finders, or agents and will not incur, directly or indirectly, any liability for brokerage or finder's fee or agents' commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

         5. Conditions To Closing Of Investors.

            5.1 Conditions to Investors' Obligations at a Closing. Each Investor's obligation to purchase Series D Shares or Warrant (if applicable) at a Closing under this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by such Investor:

                (a) Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

                (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

                (c) Consents. The Company shall have obtained all consents, permits and waivers necessary to consummate the transactions contemplated by this Agreement.

                (d) Opinion of the Company's Counsel. The Investors shall have received from Gray Cary Ware & Freidenrich, counsel to the Company, an opinion letter addressed to the Investors in the form attached as Exhibit E.

                (e) Compliance Certificate. The Company shall have delivered to the Investors a certificate of the Company, executed by the Chief Executive Officer, President or a Vice President of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (c) and stating that there has been no material adverse change in the business, financial condition or results of operations, assets or prospects of the Company since December 31, 1997.

                (f) Certificate of Incorporation. The Second Amended and Restated Certificate of Incorporation in the form attached as Exhibit B shall have been filed with the Secretary of State of the State of Delaware.

                (g) Government Consents. All material government consents and licenses, permits, authorizations, approvals, and filings with and notifications to any governmental or regulatory body required to be made or obtained by the Investors in connection with the consummation of the transactions contemplated by this Agreement, the Investors Rights Agreement and the Company Ancillary Agreements shall have been made or obtained.

                (h) Third Party Consents. All material consents of third parties required to be obtained by the Investors in connection with the consummation of such transactions shall have been obtained.

                (i) Governmental Authority. No statute, law, regulation or order shall have been enacted by any governmental authority which would make the transactions contemplated by this Agreement, the Investors Rights Agreement and the Company Ancillary Agreements illegal or otherwise prevent the consummation thereof.

                (j) Injunctions or Orders. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

                (k) Actions or Proceedings. No action or proceeding before any governmental, regulatory or administrative agency, authority or commission of any court of competent jurisdiction shall have been instituted (and be pending) which seeks to prevent the consummation of the transactions contemplated by this Agreement.

                (l) Other Agreements. The Company shall have executed and delivered the documents to be executed by it specified in subparagraph (m) and
(n) below.

                (m) Company Ancillary Agreements. The following documents as well as the Indemnification Agreement set forth in Exhibit F hereto shall constitute the "Company Ancillary Agreements."


                    (i) The Investors Rights Agreement in the form attached as Exhibit D shall have been executed by the Company, the Investors and the holders of the outstanding shares of Series A, Series B and Series C Stock.

                    (ii) The Second Amended and Restated Co-Sale Agreement in the form set forth as Exhibit G hereto shall have been executed by the Investors and David Goldberg and Robert Roback (each a "Founder" and collectively the "Founders").

                    (iii) Each employee of the Company shall have executed a Proprietary Information and Nonsolicitation Agreement in the form attached hereto as Exhibit H or an employment agreement which contains representations and covenants similar to such Proprietary Information and Nonsolicitation Agreement.

                    (iv) Each employee of the Company who holds shares of the Company's Common Stock or options under the Incentive Plan shall have signed an agreement (i) granting the Company a right of first refusal on transfers of shares (which right shall terminate upon a Qualifying Public Offering as defined in Section 7.10) and (ii) providing that such employee shall not engage in public resales of Common Stock for a period of two years following the Company's initial public offering without approval by the Board of Directors (such agreement shall be on the terms set forth in Section 4 of the Co-Sale Agreement).

                    (v) The NBC Agreements in the form attached hereto as
Exhibit I and J shall have been executed by the Company and NBC.

                    (vi) The Warrant to purchase Series D Stock in the form attached hereto shall have been issued to NBC and executed by the Company.

                    (vii) The Warrant to purchase Series D Stock in the form attached hereto shall have been issued to GE Capital and executed by the Company.

                (n) Director Indemnification Agreements. The Company shall have authorized indemnification agreements with its directors, which agreements shall be substantially in the form set forth as Exhibit F hereto, and shall have entered into such agreements with each of the directors referenced in Section 5(o) below.

                (o) Board of Directors. Immediately after the Closing Date, the Company shall have a seven-member board of directors consisting of David Johnston, Susanna Kim, Lawrence Mestel, William Woodward, David Goldberg, Robert Roback and Richard D. Snyder.

                (p) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall have been reasonably approved by special counsel to the Investors, and the Investors and their respective special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (q) Compliance with Laws. The purchase of the Series D Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

                (r) Minimum Purchase. All of the Series D Shares shall be purchased on the Closing Date (other than shares reserved for issuance upon exercise of the Warrants), except for such number, which shall not exceed in the aggregate 3,614,379 Series D Shares, for which the Company provides to the Investors an explanation of the reason why such Series D

Shares will not be purchased on the Closing Date, which explanation is reasonably acceptable to the Investors.

         6. Conditions to Company's Obligations.

            6.1 Conditions to Company's Obligations at a Closing. The Company's obligation to sell and issue the Series D Shares and the Warrants at a Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company (unless the Company shall have contributed in whole or in part to the nonoccurrence or nonfulfillment of such condition):

                (a) Representations and Warranties True. The representations and warranties made by the Investors herein shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

                (b) Consents. The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

                (c) Company Ancillary Agreements.

                    (i) The Investors Rights Agreement in the form set forth as Exhibit D hereto shall have been executed by the Company, the Investors and the holders of the outstanding shares of Series A, Series B and Series C Stock.

                    (ii) The Second Amended and Restated Co-Sale Agreement in the form set forth as Exhibit G hereto shall have been executed by the Investors and the Founders.

                    (iii) Each employee of the Company shall have executed a Proprietary Information and Nonsolicitation Agreement in the form attached hereto as Exhibit H or an employment agreement which contains representations similar to such Proprietary Information and Nonsolicitation Agreement.

                    (iv) Each employee of the Company who holds shares of the Company's Common Stock or options under the Incentive Plan shall have signed an agreement (i) granting the Company a right of first refusal on transfers of shares (which right shall terminate upon a Qualifying Public Offering as defined therein) and (ii) providing that such employee shall not engage in public resales of Common Stock for a period of two years following the Company's initial public offering without approval by the Board of Directors (such agreement shall be on the terms set forth in Section 4 of the Co-Sale Agreement).

                    (v) The NBC Agreements in the form attached hereto as Exhibits I and J shall have been executed by the Company and NBC.

                (d) Compliance with all Laws. At the Closing, the purchase of the Series D Shares and the Warrants by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

         7. Other Agreements and Covenants.

            7.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Series D Stock and the Warrants hereunder for (a) the repayment of that certain Convertible Subordinated Promissory Note dated November 20, 1997 in the principal amount of $100,000, made by the Company in favor of Island Trading Co., Inc. and (b) working capital and general corporate purposes.

            7.2 Financial Information. The Company will provide each Investor with the reports specified in subsection (a), (d) and (e) below and, for so long as such Investor is a holder of a minimum of 250,000 Series D Shares, Warrants for Series D Stock or an equivalent amount of Conversion Stock or of a combination of Series D Shares, Warrants for Series D Stock and Conversion Stock, including for purposes of this Section 7 any such Series D Shares, Warrants for Series D Stock or Conversion Stock transferred to a constituent partner, affiliate or limited liability company member of an Investor, the reports specified in subsections (b) and (c) below:

                (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and audited by independent auditors of national standing selected by the Company and reasonably acceptable to the Investors.

                (b) As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of operations and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or principal accounting officer of the Company.

                (c) A copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections and capital expenditures, all on a monthly basis, as soon as it is available but in any event prior to thirty (30) days before the end of the current fiscal year.

                (d) As soon as practicable after the end of each quarter and in any event within forty five (45) days thereafter, a schedule of all stockholders of the Company by certificate number, class and series and a schedule of all outstanding interests in the Incentive

Plan and any other stock option, stock purchase or similar equity incentive plan hereafter adopted by the Company with the approval of its Board of Directors.

                (e) The obligation of the Company to furnish financial information under this Section 7.2 shall terminate upon a public offering or when the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Notwithstanding such termination, for a period of three years following the closing of such public offering, the Company shall deliver to the Investors copies of the Company's 10-Ks, 10-Qs, 8-Ks and Annual Reports to Stockholders promptly after such documents are filed with the Securities and Exchange Commission.

            7.3 Additional Information. For so long as an Investor is a holder of at least 250,000 Series D Shares, Warrants for Series D Stock, Conversion Stock or a combination thereof including for the purposes of this Section 7 any such Series D Shares, Warrants for Series D Stock or Conversion Stock transferred to a constituent partner, affiliate or limited liability company member of such Investor, the Company will deliver or provide to such Investor and its representatives (i.e. attorneys and/or accountants) with reasonable promptness, such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Investor may from time to time reasonably request.

            7.4 Assignment of Rights to Financial Information. Subject to the limitations set forth in Sections 7.2 and 7.3, the rights granted pursuant to Sections 7.2 and 7.3 may be assigned or otherwise conveyed by the Investors or by any subsequent transferee to a general or limited partner, member or affiliate of such Investor, a limited partnership, corporation or limited liability company or investment fund under common management and control with such Investor or any other investor who acquires a minimum of 250,000 Series D Shares, Warrants for Series D Stock or Conversion Stock, or a combination thereof, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company, excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.

            7.5 Corporate Existence, Licenses and Permits; Maintenance of Properties. The Company will at all times cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America (except in connection with a merger or consolidation in which the Company is not the surviving corporation) and will do all things reasonably necessary to preserve and keep in force and effect, and cause each of its subsidiaries (if any) to preserve and keep in force and effect, all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights, licenses and permits necessary and material to the conduct of its and their respective businesses, and will maintain and keep, and cause each of its subsidiaries (if any) to maintain and keep, its and their properties in good repair, working order and condition (except for normal wear and tear), and from time to time make all needful and proper repairs, renewals and replacements.

            7.6 Taxes. The Company will duly pay and discharge, and will cause each of its subsidiaries (if any) duly to pay and discharge, all taxes, assessments and governmental charges upon or against the Company, its subsidiaries (if any) or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and its subsidiaries (if any) shall have set aside on its books adequate reserves with respect thereto. The Company will file all tax returns or appropriate extensions thereto which it is required to file prior to the dates due thereto, which tax returns or extensions will be properly filed and correct and complete in all material respects.

            7.7 Insurance.

                (a) The Company will apply for and continue in full force and effect adequate insurance covering the respective risks of the Company and its subsidiaries (if any) of such types and in at least such amounts and with such deductibles as are customary for other corporations engaged in similar lines of business and with good and responsible insurance companies.

                (b) The Company shall maintain a key-person life insurance policy on the life of David Goldberg, the Company's Chief Executive Officer, naming the Company as sole beneficiary and for an amount of $2,000,000.00.

                (c) The Company will use its best efforts to obtain $2,000,000 of directors and officers liability insurance within ninety (90) days of the Closing Date.

            7.8 Books and Accounts. The Company will, and will cause each subsidiary (if any) to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles consistently applied.

            7.9 Stock Vesting and Related Covenants. All options, stock purchase and similar rights granted under the Incentive Plan shall, unless approved by the Board of Directors, be subject to the following vesting arrangements: shares will vest in equal monthly installments over 60 months (except that new employees shall vest in 3/60ths of their shares after three months of employment). In addition, all stock purchase, option or similar agreements relating to future issuances of equity securities to any employee shall contain such employee's written agreement (i) granting the Company a right of first refusal on transfers of shares (which right shall terminate upon a Qualifying Public Offering as defined therein), and (ii) providing that such employee shall not engage in public resales of Common Stock for a period of two years following the Company's initial public offering without approval by the Board of Directors.

            7.10 Termination of Covenants. The covenants set forth in this
Section 7 (other than those in 7.5, 7.6, 7.7, 7.8, and 7.11 and those covenants under Section 7.2(e) which by their terms apply after an initial public offering) shall terminate and be of no further force or effect upon the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act and resulting in the automatic conversion of all outstanding shares of Series A, Series B, Series C and Series D Stock in accordance with the Company's certificate of incorporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) (a "Qualifying Public Offering").

            7.11 Compensation. Any increase or change in the compensation of any employee or officer of the Company who is also a member of the Company's Board of Directors must be unanimously approved by the directors who are not employees or officers of the Company.

         8. Indemnification.

            8.1 Company Indemnification. The Company covenants and agrees to defend, indemnify and save and hold harmless each Investor, together with its officers, directors, partners, stockhholders, employees, trustees, attorneys and representatives and each person who controls each Investor within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonble fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) (collectively, "Losses") arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, the Investors Rights Agreement or any Company Ancillary Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement, the Investors Rights Agreement or any Company Ancillary Agreement; (iii) any legal, administrative or other proceedings brought by a third party arising out of the transactions contemplated by this Agreement, the Investors Rights Agreement or any Company Ancillary Agreement; or (iv) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date; other than, with respect to an Investor, Losses resulting directly from the gross negligence or willful misconduct of such Investor or any of its respective officers, directors, employees, or any person who controls such Investor within the meaning of the Securities Act or the Exchange Act; provided, however, that, if and to the extent that such indemnification is uneforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

            8.2 Procedure. Each party entitled to be indemnified pursuant to
Section 8.1 (each, an "Indemnified Party") shall notify the Company in writing of any action against such Indemnified Party in respect of which the Company is or may be obligated to provide indemnification on account of Section 8.1, promptly after the receipt of notice of the commencement thereof. The failure of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to such Indemnified Party except to the extent the Company shall have been materially prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this Section 8.2. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that the Company may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under Section 8.1 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided, however, that (i) if the Company shall elect not to asume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines
(x) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

            8.3 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

         9. Miscellaneous.

            9.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

            9.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

            9.3 Finder's Fee. Each party represents, as to itself only, that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Investors (severally but not jointly) and the Company agree to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or the Company is responsible. Notwithstanding this Section 9.3, the Company agrees to indemnify the Investors for such fees payable to Allen & Company Incorporated.

            9.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Any Investor may assign its rights hereunder to any Investor, any transferee of such Investor that is a general or limited partner or affiliate of such Investor or a limited partnership, corporation or limited liability company or investment fund under common management and control with such Investor or to any other investor who acquires a minimum of 250,000 Series D Shares, Warrants for Series D Stock or Conversion Stock.

            9.5 Entire Agreement. This Agreement, the Exhibits and the other documents delivered pursuant to this Agreement or contemplated hereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            9.6 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

            9.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding at least eighty percent (80%) of the Series D Shares issued pursuant to this Agreement (including the Warrants for Series D Shares which have become exercisable according to their terms on an as-converted basis). Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon each holder of any Series D Shares, Warrants for Series D Stock or Conversion Stock purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company provided, however, that no such amendment or waiver shall adversely affect the rights of any Warrant, the Series D Stock issuable upon exercise of any Warrant or any shares of Series D Stock issued hereunder in a manner different from any other holder of Series D Stock without the prior written consent of the holder of such Warrant or Series D Stock. Notwithstanding the foregoing, no such amendment, waiver or other instrument effected in accordance with this Section 9.7 shall increase the obligations of any Investor or holder of Series D Shares or Warrants for Series D Stock unless such Investor or holder shall have consented thereto in writing.

            9.8 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Investors or any subsequent holder of any Series D Shares upon any breach, default or noncompliance of the Company under this Agreement or under the Certificate of Incorporation, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Investors' part of any breach, default or noncompliance under this Agreement or under the Certificate of Incorporation or any waiver on the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, the Certificate of Incorporation, by law, or otherwise afforded to the Investors, shall be cumulative and not alternative.

            9.9 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered when sent if delivered by express delivery service or via facsimile, in either case followed by confirmation of receipt: (a) if to the Investors, at the Investors' address as set forth on the Schedule of Investors, or at such other address as the Investors shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Investors in writing. Any other notice or other communication shall be deemed effective only upon actual receipt.

            9.10 Expenses. The Company and the Investors shall each bear all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement, as well as the fees and reasonable out-of-pocket expenses of their respective counsel, except that the Company shall bear all reasonable costs and expenses incurred by one firm of counsel which such costs and expenses shall not exceed $10,000.

            9.11 Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

            9.13 Press Releases. Any press release relating to this Agreement, the Investors Rights Agreement or any Company Ancillary Agreement or any of the transactions contemplated herein or therein using any Investor's name or any of its trademarks, logos, trade names or other intellectual property or otherwise referring to any Investor shall be subject to the prior written approval of such Investor. The Company understands and agrees that it may not use or deploy in any manner or for any purpose any logo, trade name, trademark or other intellectual property of any Investor or any of its wholly-owned subsidiaries, without such Investor's express prior written consent.

        The foregoing Securities Purchase Agreement is executed as of the date first above written.

                                        COMPANY:


                                        2WAY MEDIA, INC.


                                        By: /s/ Robert D. Roback
                                           ------------------------------------

                                        Title:  President
                                             ----------------------------------


                                        Address:


                                        1632 Fifth Street #330
                                        Santa Monica, CA 90401


                                        INVESTORS:


                                        THE PHOENIX PARTNERS III
                                        LIMITED PARTNERSHIP


                                        By:  The Phoenix Management
                                             Partners, III
                                        Its: General Partner


                                        By: /s/ David B. Johnston
                                           ------------------------------------
                                           David B. Johnston
                                           General Partner


                                        THE PHOENIX PARTNERS IV
                                        LIMITED PARTNERSHIP


                                        By:  The Phoenix Management IV, L.L.C.
                                        Its: General Partner


                                        By: /s/ David B. Johnston
                                           ------------------------------------
                                           David B. Johnston
                                           Member

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                     SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED FEBRUARY 27, 1998



                                        INTEL CORPORATION


                                        By: Arvind Sodhani
                                           ------------------------------------
                                        Title: Vice President and Treasurer
                                              ---------------------------------
                                        Signature: /s/ Arvind Sodhani
                                                  -----------------------------


                                        ISLAND TRADING CO., INC.


                                        By:  N/A
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
                                        Signature:
                                                  -----------------------------


                                        SOFTBANK VENTURES INC.


                                        By: Yoshitaka Kitao
                                           -------------------------------------
                                        Title: President and CEO
                                              ----------------------------------

                                        Signature: /s/ Yoshitaka Kitao
                                                  ------------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                     SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED FEBRUARY 27, 1998



                                        GENERAL ELECTRIC CAPITAL CORPORATION



                                        By:  Russell W. Howard
                                           ------------------------------------
                                        Title:  Regional Operations Manager
                                              ---------------------------------
                                        Signature: /s/ Russell W. Howard
                                                  -----------------------------



                                        NBC MULTIMEDIA, INC.


                                        By:  Edmund Santos
                                           ------------------------------------
                                        Title:  V.P.
                                              ---------------------------------
                                        Signature: /s/ Edmund Santos
                                                  -----------------------------


                                        GATEWAY 2000, INC.



                                        By:    N/A
                                           ------------------------------------
                                        Title:
                                              ---------------------------------
                                        Signature:
                                                  -----------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                     SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED FEBRUARY 27, 1998



                                        AVALON TECHNOLOGY LLC



                                        By:  Richard D. Snyder
                                           ------------------------------------
                                        Title:  President
                                              ---------------------------------
                                        Signature: /s/ Richard D. Snyder
                                                  -----------------------------



                                        DIGITAL VENTURES LIMITED



                                        By:  Grange Trustees Limited
                                           ------------------------------------
                                        Title:  Secretary
                                              ---------------------------------
                                        Signature:  For and on behalf of
                                                    Grange Trustees Limited
                                                  -----------------------------

                                    EXHIBIT A

                              Schedule of Investors



First Closing:

                                                                                Total Cash and            No. of
                                            No. of Shares     Price Per               Other               Warrants
Investor                                     of Series D       Share             Consideration           Purchased
--------                                    -------------   -----------          --------------          ---------
The Phoenix Partners III Limited              1,906,317     $      1.53          $ 2,916,665.01                 --
Partnership(1)
The Phoenix Partners III Limited                181,972     $     1.377          $   250,575.44                 --
Partnership(2)
The Phoenix Partners IV Limited                 526,090     $      1.53          $   804,917.70                 --
Partnership(3)
Intel Corporation(4)(5)                       2,908,497     $      1.53          $ 4,450,000.41                 --
General Electric Capital Corporation          1,960,784     $      1.53          $ 2,999,999.52            300,000
NBC Multimedia, Inc.(6)                       1,960,784     $      1.53          $ 2,999,999.52          1,942,187
Avalon Technology LLC                         2,941,176     $      1.53          $ 4,499,999.28                 --
Digital Ventures Limited(7)                   1,871,108     $      1.53          $ 2,862,795.24                 --
Digital Ventures Limited(8)                     181,823     $     1.377          $   250,370.27                 --
                                              =========                          ==============          =========

Totals:                                      14,438,551                          $22,035,322.39          2,242,187


(1) Of the 1,906317 shares reflected on the chart above, 272,330 shares represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998.

(2) All 181,972 shares reflected on the chart above represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998. The Purchase Price Per Share of $1.377 reflects the issuance of shares at ninety percent (90%) of the Series D Stock purchase price as set forth in the terms of the Note under which such shares are being issued.

(3) Of the 526,090 shares reflected on the chart above, 28,620 shares represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998.

(4) Of the 2,908,497 shares reflected on the chart above, 300,629 shares represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998.

(5) The consideration for 326,797 shares of Intel Corporation's purchase of 2,908,497 shares of Series D Stock is the execution of the Intel Software License and Development Agreement.

(6) The consideration for the shares of Series D Stock for NBC Multimedia, Inc. is the execution of the NBC Strategic Alliance Agreements attached as Exhibits I and J to the Series D Securities Purchase Agreement, which is valued by the Company at $2,999,999.52.

(7) Of the 1,871,108 shares reflected on the chart above, 1,380,911 shares represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998.

(8) All 181,823 shares reflected on the chart above represent shares granted upon conversion of existing bridge loans and interest thereon assuming a stock accruing interest cut-off date of February 20, 1998. The Purchase Price Per Share of $1.377 reflects the issuance of shares at ninety percent (90%) of the Series D Stock purchase price as set forth in the terms of the Note under which such shares are being issued.

                                    EXHIBIT B

            Second Amended and Restated Certificate of Incorporation
                               of 2Way Media, Inc.

                                    EXHIBIT C

                             Schedule of Exceptions


        The following are the exceptions to the representations and warranties made by 2Way Media, Inc. ("Company") in Section 3 of the Series D Securities Purchase Agreement dated February ___, 1998 (the "Agreement") at and as of the Closing. Capitalized terms used in this exhibit, unless otherwise specified, have the same meaning given them in the Agreement. The section references used herein are to particular subsections in Section 3 of the Agreement. The numbers below correspond to the Sections in the Agreement modified by the disclosures.

                                    EXHIBIT D

             Second Amended and Restated Investors Rights Agreement

                                    EXHIBIT E

                   Opinion of Gray Cary Ware & Freidenrich LLP

                                    EXHIBIT F

                            Indemnification Agreement

                                    EXHIBIT G

                  Second Amended and Restated Co-Sale Agreement

                                    EXHIBIT H

              Proprietary Information and Nonsolicitation Agreement

                                    EXHIBIT I

                        NBC Strategic Alliance Agreement

                                    EXHIBIT J

                        NBC Strategic Alliance Agreement

                               LAUNCH MEDIA, INC.

            AMENDMENT NO. 1 TO SERIES D SECURITIES PURCHASE AGREEMENT


        This Amendment No. 1 (the "Amendment"), dated as of May 29, 1998, to the Series D Securities Purchase Agreement dated February 27, 1998 (the "Securities Purchase Agreement"), by and among Launch Media, Inc., a Delaware corporation (the "Company"), the purchasers (the "Investors") of the issued and outstanding Series D Shares (as defined in the Securities Purchase Agreement) and the New Investor set forth on Exhibit A-1 attached hereto (the "New Investor"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Securities Purchase Agreement.

                                    RECITALS

        A. The Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Securities Purchase Agreement to provide for revised stock option vesting and related covenants and to add the New Investor as a party to the Securities Purchase Agreement, as amended hereby and to provide for the sale and issuance to the New Investor of the amount of Series D stock set forth on Exhibit A-1 attached hereto.

        B. It is intended that by its signature hereto the New Investor becomes a party to the Securities Purchase Agreement, as amended by this Agreement, effective as of the date upon which it purchases shares of Series D Stock and be included in the definition of "Investors" as that term is defined in the Securities Purchase Agreement.


        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Section 7.9 of the Securities Purchase Agreement is deleted in its entirety and is amended to read as follows:

            "7.9. Stock Vesting and Related Covenants. All options, stock purchase and similar rights granted under the Incentive Plan shall, unless approved by the Board of Directors, be subject to the following vesting arrangements: shares will vest in equal monthly installments over 48 months (except that new employees shall vest twenty five percent (25%) of their shares after twelve months of employment). In addition, all stock purchase, option or similar agreements relating to future issuances of equity securities to any employee shall contain such employee's written agreement granting the Company a right of first refusal on transfers of shares (which right shall terminate upon a Qualifying Public Offering as defined therein)."

         2. A new Exhibit A-1 is added to the Securities Purchase Agreement in the form attached hereto as Exhibit A-1.

         3. By its signature hereto, the New Purchaser becomes a party to the Series D Securities Purchase Agreement, as amended by this Agreement, and is included for all purposes in the definition of "Investors" as that term is defined in the Series D Securities Purchase Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                        "COMPANY"

                                        LAUNCH MEDIA, INC.



                                        By: /s/ Robert D. Roback
                                           ------------------------------------


                                        Name:   Robert D. Roback

                                        Title:  President

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
                     SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED AS OF MAY 29, 1998



"NEW INVESTOR"

GORAN ENTERPRISES LIMITED


By:         Grange Trustees Limited
            --------------------------------

Title:      Secretary
            --------------------------------

Signature:  For and on behalf of
            Grange Trustees Limited
            --------------------------------

"INVESTORS"

DIGITAL VENTURES LIMITED

By:         Grange Trustees Limited
            --------------------------------

Title:      Secretary
            --------------------------------

Signature:  For and on behalf of
            Grange Trustees
            --------------------------------


THE PHOENIX PARTNERS III
LIMITED PARTNERSHIP

By:         The Phoenix Management Partners III

Its:        General Partner

By:         /s/ David B. Johnston
            --------------------------------
            David B. Johnston
            General Partner


THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP

By:         The Phoenix Management IV, L.L.C.

Its:        General Partner

By:         /s/ David B. Johnston
            --------------------------------
            David B. Johnston
            Member

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
                     SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED AS OF MAY 29, 1998


INTEL CORPORATION

By:         Arvind Sodhani
            --------------------------------

Title:      Vice President and Treasurer
            --------------------------------

Signature:  /s/ Arvind Sodhani
            --------------------------------



GENERAL ELECTRIC CAPITAL CORPORATION

By:         Russell W. Howard
            --------------------------------

Title:      Region Operations Manager
            --------------------------------

Signature:  /s/ Russell W. Howard
            --------------------------------



NBC MULTIMEDIA, INC.

By:         C. Glowachi
            --------------------------------

Title:      V.P.
            --------------------------------

Signature:  /s/ C. Glowachi
            --------------------------------



AVALON TECHNOLOGY LLC

By:         Richard D. Snyder
            --------------------------------

Title:      Managing Member,
            Avalon Ventures LLC
            --------------------------------

Signature:  /s/ Richard D. Snyder
            --------------------------------

                                   EXHIBIT A-1

                              LAUNCH MEDIA SERIES D
                      AGREEMENT CONCERNING AMENDMENT NO. 1
                    TO SERIES D SECURITIES PURCHASE AGREEMENT
                            DATED AS OF MAY 29, 1998


                              SCHEDULE OF INVESTORS

                                 SECOND CLOSING




Investor                             No. of Shares         Price Per         Purchase
                                      of Series D            Share             Price
                                     -------------        -------------    -------------
Goran Enterprises Limited                2,287,582        $        1.53    $3,500,000.46

                                     =============        =============    =============
Second Closing Total:                    2,287,582        $        1.53    $3,500,000.46